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                                                                     EXHIBIT 21

                                  SUBSIDIARIES


                                      JURISDICTION OF                    %
        SUBSIDIARY                     INCORPORATION                 OWNERSHIP

DYNEX Technologies (Asia) Inc.          Delaware                        100
DYNEX Technologies Inc.                 Virginia                        100
Thermo BioAnalysis GmbH                 Germany                         100
  Dynatech Deutschland GmbH             Germany                         100
  Thermo LabSystems Vertriebs GmbH      Germany                         100
Dynatech Laboratories spol. s.r.o.      Czech Republic                  100
Thermo BioAnalysis (Guernsey) Limited   Channel Islands                 100
Thermo BioAnalysis Ltd.                 United Kingdom                  100
  ThermoFast U.K. Limited               United Kingdom                  100
Thermo BioAnalysis S.A.                 France                          100
Thermo LabSystems Inc.                  Massachusetts                   100